Exhibit 5.1

March 2, 2015

MGM Resorts International

3600 Las Vegas Boulevard South

Las Vegas, Nevada 89109

Dear Ladies and Gentlemen:

We have acted as special New York counsel to MGM Resorts International, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Registration Statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale by the Company or the sale by the selling securityholders to be identified in one of more prospectus supplements (the “Selling Securityholders”) from time to time of (i) shares of common stock, par value $0.01 per share, of the Company (the “Shares”), (ii) debt securities of the Company (the “Debt Securities”), (iii) guarantees of the Debt Securities (the “Guarantees”) by certain subsidiaries of the Company (the “Guarantors”), (iv) warrants to purchase Debt Securities or Shares of the Company (the “Warrants”), (v) rights to purchase Shares (the “Rights”), (vi) purchase contracts representing the Company’s obligation to sell Debt Securities, Shares, Warrants, or Units (as defined below) (“Securities Purchase Contracts”) and (vii) units comprised of any of the foregoing or securities of other entities (the “Units” and, together with the Shares, the Debt Securities, the Guarantees, the Warrants, the Rights and the Securities Purchase Contracts, as well as any of such securities to be offered and sold by the Selling Securityholders, the “Securities”). The Securities being registered under the Registration Statement will have an indeterminate aggregate initial offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Certificate of Incorporation of the Company and the organization documents of the Guarantors; (ii) the Bylaws of the Company and the Bylaws or other similar documents of the Guarantors; (iii) the Registration Statement and the documents incorporated by reference therein, (iv) the prospectus contained within the Registration Statement; (v) the base indenture, among the Company and U.S. Bank, National Association, as trustee and (vi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on and subject to the foregoing and assuming that (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will at all relevant times comply with all applicable laws, (iii) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement, instrument or document with respect to any Securities will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto, (vi) any Securities issuable upon conversion, exercise or exchange of any Securities being offered or issued will be duly authorized and, if appropriate, reserved for issuance upon such conversion, exercise or exchange, (vii) the terms of such Securities will have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (viii) if issued in certificated form, certificates representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned, and if issued in book-entry form, the Securities will be duly registered to the extent required by any applicable agreement, we advise you that in our opinion:

1. Shares. Assuming that the issuance and terms of any Shares and the terms of any offering thereof by the Company have been duly authorized, when (i) the Company has received the consideration therefor specified in any applicable underwriting agreement or purchase agreement approved by the Company’s board of directors or committee thereof (in excess of par value thereof), (ii) in the case of any Shares to be issued under any Warrants, upon due exercise of such warrant in accordance with the terms thereof and upon payment of the exercise price specified in such Warrants (which exercise price is not less than the par value of the Shares), and (iii) in the case of any Shares to be issued upon the exchange or conversion of Debt Securities, Warrants and other rights that are exchangeable for or convertible into Shares, due exercise of such exchange or conversion rights in accordance with the terms of the applicable agreements, instruments or documents at the exchange or conversion price specified in the applicable agreement (which exchange or exercise price is not less than the par value of the Shares), the Shares (including any Shares that may be issued as part of Units or upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will be validly issued, fully paid and nonassessable.

2. Debt Securities. Assuming that the issuance and terms of any Debt Securities and the terms of any offering thereof by the Company have been duly authorized, when (i) the base indenture and the supplemental indenture relating to the Debt Securities have been duly and validly authorized, executed and delivered by all parties thereto substantially in the form filed as an exhibit to the Registration Statement or incorporated by reference therein, (ii) the terms of the Debt Securities to be issued under the applicable indenture and of their issuance and sale have been duly established in conformity with such indenture and (iii) the Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and issued and sold in accordance with any underwriting agreement or purchase agreement or as otherwise contemplated in the Registration Statement and any prospectus supplement relating thereto, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. Guarantees. Assuming the issuance and terms of any Guarantees and the terms of any offering thereof by one or more of the Guarantors have been duly authorized, when (i) the base indenture and the supplemental indenture relating to the Debt Securities and the Guarantees has been duly and validly authorized by the applicable Guarantor, executed and delivered by all parties thereto substantially in the form filed as an exhibit to the Registration Statement or incorporated by reference therein, (ii) the terms of the Guarantees to be issued under the base indenture and the applicable supplemental indenture and their issuance have been duly established in conformity with the related indentures and (iii) the Guarantees have been duly executed in accordance with the indenture and issued and sold in accordance with any underwriting agreement or purchase agreement or as otherwise contemplated in the Registration Statement and the prospectus supplement relating thereto, such Guarantees will constitute valid and binding obligations of each applicable Guarantor enforceable against it in accordance with their terms.

4. Warrants. Assuming that the issuance and terms of such Warrants and the terms of any offering thereof by the Company have been duly authorized, when (i) the Warrants have been duly authorized, executed and delivered by the Company and the warrant agent appointed by the Company, if any, and (ii) such Warrants have been duly executed, authenticated, issued, paid for and delivered in accordance with any underwriting agreement or purchase agreement or as otherwise contemplated in the Registration Statement and any prospectus supplement relating thereto, such Warrants (including any Warrants that may be issued as part of Units or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. Rights. Assuming that the issuance and terms of such Rights and the terms of any offering thereof by the Company have been duly authorized, when (i) the rights agreement has been duly authorized, executed and delivered by the Company and the warrant agent appointed by the Company, if any, and (ii) such Rights have been duly executed, authenticated, issued, paid for and delivered in accordance with any underwriting agreement or purchase agreement or as otherwise contemplated in the Registration Statement and any prospectus supplement relating thereto, such Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. Securities Purchase Contracts. Assuming that the issuance and terms of such Securities Purchase Contracts and the terms of any offering thereof by the Company have been duly authorized, when (i) the Securities Purchase Contracts have been duly authorized, executed and delivered by the Company and the other parties thereto and (ii) such Securities Purchase Contracts have been duly executed, authenticated, issued, paid for and delivered in accordance with any underwriting agreement or purchase agreement or as otherwise contemplated in the Registration Statement and any prospectus supplement relating thereto, such Securities Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. Units. Assuming that the issuance and terms of such Units and the terms of any offering thereof by the Company have been duly authorized and the securities of any other entities to be included in the Units, if any, have been duly authorized and issued by such entity, when (i) the Unit agreement or Unit agreements relating to such Units have been duly authorized, executed and delivered by the Company and the other parties thereto agent appointed by the Company and (ii) such Units have been duly executed and authenticated in accordance with the applicable Unit agreement and issued, paid for and delivered in accordance with any underwriting agreement or purchase agreement or as otherwise contemplated in the Registration Statement and any prospectus supplement relating thereto, such Units (including any Units that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed above with respect to enforceability are subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). The opinions are also subject to (i) the Registration Statement becoming effective pursuant to applicable law and (ii) the issuance of any legally required consents, approvals, authorizations or orders of the Commission and any other regulatory authority.

The opinions expressed above are limited to the law of the State of New York and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement and in any prospectus supplement related thereto as counsel for the Company that has passed on the validity of the Securities, and to the use of this opinion as a part (Exhibit 5) of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Milbank, Tweed, Hadley & McCloy LLP

RDM/PED

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